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                                                                  EXHIBIT  10.1



                                    GUARANTY


     FOR VALUE RECEIVED, and in order to induce Natural Fuels Corporation ("Buyer"), to consummate the transactions contemplated by the Asset Purchase Agreement, dated as of June 27, 1997 (including any amendments thereto, the "Agreement"), between Buyer and Marcum Fuel Systems, Inc., DVCO Fuel Systems, Inc. and Marcum CNG Systems, Inc. (collectively, "Seller"), Marcum Natural Gas Services, Inc. ("Guarantor"), agrees as follows:

          1. Definitions. Capitalized terms used herein, unless otherwise defined herein, will have the meanings ascribed to them in the Agreement.

          2. Representations and Warranties of Guarantor. Guarantor represents and warrants to Buyer as follows:

             a. Guarantor is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own and operate its properties and to carry on its business as currently conducted.

             b. The execution and delivery by Guarantor of this Guaranty and the performance by Guarantor of its obligations under this
                Guaranty:

                i.    Are within Guarantor's corporate power and authority;

                ii. Have been duly authorized by all necessary corporate action of Guarantor;

                iii. Have received all necessary governmental approval, if any is required; and

                iv. Do not and will not contravene or conflict with any provision of any law, regulation or rule, the charter or bylaws of Guarantor, any license, agreement, or instrument to which Guarantor is a party or by which Guarantor or any of Guarantor's property may be bound or affected, or any judgment, order or decree of any court or any federal, state, or local commission, board, or other administrative agency by which Guarantor or any of Guarantor's property may be bound or affected.

             c. This Guaranty is the legal, valid, and binding obligation of
                Guarantor, enforceable against Guarantor in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization,

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                enforceable against Guarantor in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to the enforcement of creditors' rights generally or by principles governing the availability of equitable remedies.

          3. Guaranty. Guarantor hereby absolutely, irrevocably and unconditionally guaranties (i) the performance by Seller when due of all covenants, agreements, and obligations of every nature under the Agreement and (ii) subject only to the limitations thereon specifically set forth in the Agreement, the accuracy and completeness of all representations and warranties of Seller under the Agreement. Without limiting the generality of the foregoing, Guarantor hereby absolutely, irrevocably and unconditionally guaranties any and all of Seller's indemnification obligations under Section 11 of the Agreement, including without limitation the full and prompt payment when due of any and all monies which may become due or payable at any time under or pursuant to such indemnification provisions. (The performance and indemnification obligations of Seller under the Agreement are herein, individually and collectively, referred to as the "Obligations".) Guarantor further agrees that the following terms and conditions will apply to this Guaranty:

             a. This Guaranty is in all respects continuing, absolute, and unconditional.

             b. This Guaranty is a guaranty of both performance and payment when due, and not of collection.

             c. Buyer may, from time to time, at Buyer's sole discretion and without notice to Guarantor, take any or all of the following actions:

                i. Obtain or accept a security interest in any property to secure payment of any or all of the Obligations;

                ii. Obtain the primary or secondary obligation of any third party in addition to Guarantor with respect to any or all of the Obligations;

                iii. Release, compromise, extend, alter, or modify any of the Obligations or any obligation of any nature of any other obligor with respect to any of the Obligations;

                iv. Release, compromise, or extend any obligation of Guarantor hereunder;

                v. Release any security interest in, or surrender, release, or permit any


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                      substitution or exchange for, all or any part of any
                      property securing any of the Obligations or any obligation hereunder, or release, compromise, extend, alter, or modify any obligation of any nature of any obligor with respect to any such property; and

                vi. Resort to or proceed against Guarantor for performance or payment of any of the Obligations whether or not Buyer has proceeded against Seller or any other obligor primarily or secondarily obligated with respect to any of the Obligations, has resorted to any property securing any of the Obligations or any obligation hereunder, or has pursued any other remedy.

             d. As between Buyer and Guarantor, any amounts received by Buyer from whatsoever source on account of any Obligation (arising by whatever means) may be applied by Buyer toward the payment of any Obligation then due and payable, in such order of application as Buyer may from time to time elect; and, notwithstanding any performance or payments made by or for the account of Guarantor pursuant to this Guaranty, Guarantor will not be subrogated to any rights of Buyer until such time as Buyer has received performance and payment in full of all of the Obligations and performance of all obligations of Guarantor hereunder. Without limiting the generality of the foregoing, Guarantor agrees and acknowledges that if Buyer is required at any time to return all or any part of any payment applied by Buyer to the payment of the Obligations or any costs or expenses covered by this Guaranty, whether by virtue of the insolvency, bankruptcy, or reorganization of the Seller or otherwise, the Obligations to which the returned payment was applied will be deemed to have continued in existence and this Guaranty will continue to be effective or to be reinstated, as the case may be, as to such Obligations, as though such payment had not been received and such application by Buyer had not been made.

             e. Guarantor hereby expressly waives: (i) notice of the acceptance by Buyer of this Guaranty; (ii) notice of the existence, creation, release, compromise, extension, alteration, modification, non-performance, or non-payment of any or all of the Obligations; (iii)presentment, demand, notice of dishonor, protest, and all other notices whatsoever; and (iv) all diligence in collection of or realization upon any payments on, or assurance of performance of, any of the Obligations or any obligation hereunder, or in collection on, realization upon, or protection of any security for, or guaranty of, any of the Obligations or any obligation hereunder.

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             f. As between Guarantor and Buyer, Buyer may assign or otherwise transfer the right to receive performance of or payment of any of the obligations of Seller and/or from Guarantor to any third party.

          4. Notices. All notices and communications under this Guaranty will be in writing and will be deemed to have been duly given when delivered by messenger, by overnight delivery service, or by facsimile (receipt confirmed), or mailed by first class certified mail, return receipt requested; if to Guarantor addressed to Seller's address set forth in the Agreement; and if to Buyer, addressed to Buyer's address set forth in the Agreement; or in each case to such other address respectively as the party has specified by notice to the other.

          5. Integration, Assignment, Modification, Payment of Expenses and Construction. This Guaranty constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior written or oral agreements between Guarantor and Buyer. This Guaranty may not be assigned by Guarantor without the prior written consent of Buyer. Subject to the foregoing, this Guaranty will inure to the benefit of Buyer, and be binding upon Guarantor, and their respective successors and assigns. This Guaranty may be amended or modified only by a writing signed by Guarantor and Buyer. Buyer and Guarantor will each pay its own costs and expenses in connection with the negotiation and execution of this Guaranty. Guarantor agrees to pay all of Buyer's expenses (including, without limitation, costs and expenses of litigation and reasonable attorneys' fees) in enforcing or endeavoring to realize upon this Guaranty or in endeavoring to collect any amount payable under this Guaranty which is not paid when due. The unenforceability or invalidity of any provision of this Guaranty or the Agreement will not affect the validity of the remainder of this Guaranty.

          6. Waiver. The failure of Buyer to insist upon strict performance of any of the terms, conditions, agreements, or covenants in this Guaranty in any one or more instances will not be deemed to be a waiver by Buyer of its rights to enforce thereafter any of such terms, conditions, agreements, or covenants. Any waiver by Buyer of any of the terms, conditions, agreements, or covenants in this Guaranty must be in writing signed by Buyer.

          7. Applicable Law. This Guaranty will be governed by, and construed and interpreted in accordance with, the internal laws of the State of Colorado, without regard to the conflicts of laws rules of such state.

          8. Section Headings. The section headings used in this Guaranty are for the convenience of Buyer and Guarantor only and will not affect the construction or interpretation of the provisions of this Guaranty.


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             Guarantor has caused this Guaranty to be executed by a duly authorized officer as of June 27, 1997.


                                            MARCUM NATURAL GAS SERVICES, INC.



                                            By:  /s/ A. BRADLEY GABBARD
                                                -------------------------------
                                            Name:    A. Bradley Gabbard
                                            Title:   Executive Vice President





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